UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2023

Insteel Industries, Inc.

(Exact name of registrant as speciﬁed in its charter)

North Carolina	1-9929	56-0674867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

1373 Boggs Drive, Mount Airy, North Carolina		27030
(Address of principal executive oﬃces)		(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	IIIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2023, Insteel Industries, Inc. (the “Company”) and its wholly-owned subsidiary, Insteel Wire Products Company (“IWP”), entered into the First Amendment (the “First Amendment”) to Third Amended and Restated Credit Agreement, among IWP, as borrower, the Company, as credit party and guarantor, and Wells Fargo Bank, N.A. (“WF”), as agent and lender. The First Amendment extends the maturity date of the Company’s $100.0 million revolving credit facility formerly provided by that certain Third Amended and Restated Credit Agreement, dated as of May 15, 2019, from May 15, 2024 to March 15, 2028 and replaces the London Inter-Bank Offered Rate (“LIBOR”) with the secured overnight financing rate (“SOFR”) as the benchmark interest rate available for borrowings. In addition, SOFR-based loans will incur a 0.10% credit adjustment spread due to the conversion from LIBOR to SOFR.

Upon the First Amendment effective date, Intercontinental Metals Corporation, a North Carolina corporation (“IMC”), ceased to be a Guarantor under or in connection with the Loan Documents, and Agent and the Lenders unconditionally and irrevocably released IMC from any Loan Document to which IMC is a party together with any of its obligations or indebtedness thereunder. Such release was based upon IMC constituting an Immaterial Subsidiary as of the First Amendment Effective Date. If IMC ever ceases to be an Immaterial Subsidiary, the Loan Parties shall cause IMC to be joined to the Guaranty and Security Agreement as a Guarantor by executing such documents and taking such actions as may be required by Agent in connection therewith.

The above description of the First Amendment is qualified in its entirety by reference to the First Amendment to Third Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

As of March 15, 2023, there were no borrowings outstanding on the revolving credit facility and the applicable interest rate margins were 0.25% for base rate loans and 1.25% for SOFR-based loans.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*
First Amendment to Third Amended and Restated Credit Agreement dated as of March 15, 2023, among Insteel Wire Products Company, as Borrower; Insteel Industries, Inc., as Parent, and Wells Fargo Bank, N.A., as Agent and Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant

Date: March 17, 2023	By:	/s/ Scot R. Jafroodi
Scot R. Jafroodi
Vice President, Chief Financial Officer and Treasurer